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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                               ELECTRONIC PROCESSING, INC.
              ----------------------------------------------------------
                (Exact name of registrant as specified in its charter)

              MINNESOTA                                 48-1056429
--------------------------------------------------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.


     501 Kansas Avenue, Kansas City, Kansas                   66105
--------------------------------------------------------------------------------
      (Address of principal executive offices)                   (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

                                         NONE


Securities to be registered pursuant to Section 12(g) of the Act:

      Common Stock, $0.01 par value

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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's common stock, no par value contained under the heading, "DESCRIPTION OF SECURITIES" on pages 35-36 of the Prospectus Subject to Completion dated January 29, 1997, contained in the Registrant's registration statement on Form SB-2 filed on January 29, 1997, is incorporated herein by reference.

Item 2.  EXHIBITS.

         The following exhibits are filed as part of the registration statement:

         1.1 Certificate of Incorporation, as restated, as filed with the Missouri Secretary of State (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2 filed on January 29, 1997).

         1.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2 filed on January 29, 1997).

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                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  ELECTRONIC PROCESSING, INC.



Date:  January 29, 1997           TOM W. OLOFSON
                                  -------------------------------------
                                  By Tom W. Olofson
                                  President


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                                   [letterhead]


                                 January 30, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549
Attention:  Filing Desk

Re:  Electronic Processing, Inc.
     Form 8-A

Ladies and Gentlemen:

On behalf of Electronic Processing, Inc., a Missouri corporation (the "Company"), we hereby transmit Form 8-A for filing pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The Form 8-A relates to the Company's common stock, $0.01 par value, and is filed in connection with the Company's registration statement on Form SB-2 (file no. 333-16805) (the "Registration Statement").

On behalf of the Company, we hereby request that the registration statement on Form 8-A be declared effective concurrently with the Registration Statement.

Any comments or any requests for additional information should be directed to the undersigned at (310) 543-0500. Thank you.

Very truly yours,

PETILLON & HANSEN



/s/ Mark T. Hiraide
Mark T. Hiraide

MTH:k

cc:  Penny Somer, Esq.
     Melodie R. Rose, Esq.
     Tom W. Olofson